Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Name	Formation Jurisdiction
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
Avient Argentina S.A.	Argentina
Avient Austria GmbH	Austria
Avient Belgium S.A.	Belgium
Avient Brasil Ltda.	Brazil
Avient Canada ULC	Canada
Avient Canada-Australia S.à r.l	Luxembourg
Avient Chile SpA	Chile
Avient China Co., Ltd.	China
Avient Colombia S.A.S.	Colombia
Avient Colorant Solutions MX, S. de R.L. de C.V.	Mexico
Avient Colorants Belgium SA	Belgium
Avient Colorants Brasil Ltda.	Brazil
Avient Colorants Canada Inc.	Canada
Avient Colorants France	France
Avient Colorants FZE	United Arab Emirates
Avient Colorants Germany GmbH	Germany
Avient Colorants Guangzhou Ltd.	China
Avient Colorants Ireland Ltd.	Ireland
Avient Colorants Italy Srl	Italy
Avient Colorants Malaysia Sdn. Bhd. (60% owned)	Malaysia
Avient Colorants MX, S.A. de C.V.	Mexico
Avient Colorants Netherlands B.V.	Netherlands
Avient Colorants Poland Sp. z.o.o.	Poland
Avient Colorants (RUS) LLC	Russia
Avient Colorants Shanghai Ltd.	China
Avient Colorants Singapore Pte. Ltd.	Singapore
Avient Colorants Spain S.A.	Spain
Avient Colorants Sweden AB	Sweden
Avient Colorants Switzerland AG	Switzerland
Avient Colorants (Thailand) Ltd.	Thailand
Avient Colorants UK Ltd.	United Kingdom
Avient Colorants USA LLC	Delaware
Avient de Mexico S.A. de C.V.	Mexico
Avient Deutschland GmbH	Germany
Avient ECCOH High Performance Solutions GmbH	Germany
Avient Engineered Films, LLC	Virginia
Avient Espana S.L.U.	Spain
Avient Europe, Inc. (duly incorporated with Avient Europe S.à r.l.)	Delaware
Avient Europe Finance S.à r.l	Luxembourg
Avient Europe S.à r.l (duly incorporated with Avient Europe, Inc.)	Luxembourg

Avient Finance Ltd.	Cyprus
Avient Finland OY	Finland
Avient Funding Corporation	Delaware
Avient Global S.à r.l.	Luxembourg
Avient Guatemala S.A.	Guatemala
Avient High Performance Polyethylenes B.V. (f/k/a DSM High Performance Polyethylenes BV)	Netherlands
Avient Hong Kong Holding Limited	Hong Kong
Avient ICD Participations B.V. (f/k/a DSM ICD Participations BV)	Netherlands
Avient Intellectual Property Ltd.	Cyprus
Avient International Finance Unlimited Company	Ireland
Avient International Real Estate Corporation	Ohio
Avient International S.à r.l.	Luxembourg
Avient International Trading (Shanghai) Co., Ltd.	China
Avient Japan K.K.	Japan
Avient Korea, Ltd.	Korea
Avient Limited	Cyprus
Avient LLC	Delaware
Avient Luxembourg S.à r.l.	Luxembourg
Avient Material Solutions CR s.r.o.	Czech Republic
Avient Material Solutions UK Limited	United Kingdom
Avient New Zealand Limited	New Zealand
Avient Pakistan (Private) Limited	Pakistan
Avient Protective Materials B.V. (f/k/a DSM Protective Materials BV)	Netherlands
Avient Protective Materials International B.V. (f/k/a DSM Protective Materials International BV)	Netherlands
Avient Protective Materials LLC (f/k/a DSM Protective Materials LLC)	Delaware
Avient Protective Materials Services B.V. (f/k/a DPM Services BV)	Netherlands
Avient S.à r.l.	Luxembourg
Avient Saudi Industries Co. Ltd.	Saudi Arabia
Avient Singapore Pte Ltd	Singapore
Avient South Africa (PTY) Ltd.	South Africa
Avient Sweden A.B.	Sweden
Avient Switzerland GmbH	Switzerland
Avient Taiwan Co., Ltd.	Taiwan
Avient (Thailand) Co., Ltd.	Thailand
Avient Th. Bergmann GmbH	Germany
Avient Turkey Mühendislik Polimerleri Sanayi ve Ticaret A.S.	Turkey
Avient Turkey Renklendirici ve Katki Maddeleri Sanayi ve Ticaret Anonim Sirketi	Turkey
Avient UK Finance Limited	United Kingdom
Avient Vietnam Company Limited	Vietnam
Braspenco Indústria de Compostos de Plásticos Ltda.	Brazil
Burton Rubber Company	Delaware
Butler Brothers, Inc. (49% owned)	Minnesota
Chromatics, Inc.	Connecticut
Clariant Masterbatches (Saudi Arabia) Ltd. (53% owned)	Saudi Arabia

Colorant Chromatics AB	Finland
Colorant Chromatics AG	Switzerland
Colorant Chromatics Europe B.V.	Netherlands
Colorant Chromatics Trading (Shanghai), Ltd.	China
Colorant GmbH	Germany
ColorMatrix Asia Limited	Hong Kong
ColorMatrix-Brazil, LLC	Ohio
ColorMatrix Corporation, The	Ohio
ColorMatrix Europe BV	Netherlands
ColorMatrix Europe Limited	United Kingdom
ColorMatrix Group, Inc.	Delaware
ColorMatrix Holdings, Inc.	Delaware
ColorMatrix Plastic Colorants (Suzhou) Co. Ltd.	China
ColorMatrix Russia LLC	Russia
ColorMatrix South Africa (Pty) Ltd.	South Africa
ColorMatrix UK Holdings Limited	United Kingdom
ColorMatrix UK Limited	United Kingdom
COMPTEK Kunststoffverarbeitung GmbH	Germany
Conexus, LLC	Nevada
Cubic Tech Corporation	Arizona
Fiber-Line Asia Pacific B.V.	Netherlands
Fiber-Line Asia Pacific (Changzhou) Co., Ltd.	China
Fiber-Line Asia Pacific (Shanghai) Co., Ltd.	China
Fiber-Line Holding B.V.	Netherlands
Fiber-Line International B.V.	Netherlands
Fiber-Line, LLC	Delaware
Fiber-Line Management, Inc.	Delaware
Franklin-Burlington Plastics, Inc.	Delaware
Glasforms, Inc.	California
GLS Hong Kong Limited	Hong Kong
GLS International, Inc.	Illinois
GLS Thermoplastic Alloys (Suzhou) Co., Ltd.	China
GLS Trading (Suzhou) Co., Ltd.	China
GSDI Specialty Dispersions, Inc.	Ohio
Hanna France S.à r.l.	France
Hanna-Itasca Company	Delaware
Hanna Proprietary Limited	Delaware
Hansand Steamship Company (33% owned)	Delaware
IQAP Czech, s.r.o.	Czech Republic
IQAP Masterbatch Group, S.L.	Spain
Kimberly Iron (14% owned)	Michigan
Laconian Holding Company	Missouri
L. E. Carpenter & Company	Delaware
MAG International (50% owned)	Delaware
Magenta Master Fibers S.r.l.	Italy

Magenta Master Fibers (Shanghai) Co., Ltd.	China
Magna Colours Holdings Limited	United Kingdom
Magna Colours (India) Private Limited (49% owned)	India
Magna Colours Limited	United Kingdom
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Corp.	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
NEU Specialty Engineered Materials, LLC	Ohio
Nippon Dyneema Co. Ltd. (50% owned)	Japan
O’Sullivan Plastics, LLC	Nevada
Paramont Coal Company (50% owned)	Virginia
Pilot Knob Pellet Co. (50% owned)	Missouri
PlastiComp Europe GmbH	Germany
PlastiComp, Inc.	Minnesota
POL Development, Inc.	Ohio
POL Laconian de Mexico Holding Company, S de R.L. de C.V.	Mexico
POL Luxembourg Holding Company, S.a r.l	Luxembourg
POL Mexico Holdings, LLC	Missouri
PolyOne Company Australia Limited, The	Australia
PolyOne Europe Logistics S.A.	Belgium
PolyOne France S.A.S.	France
PolyOne Hungary, Ltd.	Hungary
PolyOne International Ltd.	British Virgin Islands
Polyone Italy S.r.l.	Italy
PolyOne Japan K.K.	Japan
PolyOne Management (Shanghai) Co. Ltd.	China
PolyOne Poland Manufacturing, Sp.z.o.o.	Poland
PolyOne Polimeks Plastik Tic. ve San. A.Ş	Turkey
PolyOne Polymer (Tianjin) Co., Ltd.	China
PolyOne Polymers India Pvt. Ltd.	India
PolyOne-Shanghai China (a/k/a PolyOne (Shanghai) Co., Ltd.)	China
PolyOne Shenzhen Co. Ltd.	China
PolyOne Polymer (Suzhou) Co., Ltd.	China
PolyOne Tekno Ticaret Mühendislik Plastikleri San. ve Tic. A.S.	Turkey
PolyOne Termoplásticos do Brasil Ltda.	Brazil
PT Avient Colorants Indonesia	Indonesia
RA Products, Inc.	Michigan
Regalite Plastics, LLC	Massachusetts
Rutland DCC Inc Manufacturing Private Limited (50 % owned)	India
Rutland Europe Limited	United Kingdom
Rutland Group, Inc.	Delaware
Rutland Holding Company	Delaware
Rutland Intermediate Holding Company	Delaware
Rutland International Limited	United Kingdom
Rutland Plastics, Inc.	Florida

Seola ApS	Denmark
Servicios Factoria Barbastro, S.A. (50% owned)	Spain
Shandong ICD High Performance Fibre Co., Ltd. (92% owned)	China
Shandong ICD Trading Co., Ltd.	China
Shanghai Colorant Chromatics Co., Ltd.	China
Shawnee Holdings, LLC	Virginia
SilCoTec, Inc.	Indiana
Sociedad Quimica Alemana S.A.	Peru
Spartech, S.A.S.	France
Uniplen Indústria de Polimeros Ltda.	Brazil